UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 8, 2010

LHC Group
(Exact name of registrant as specified in its charter)

Delaware	8082	71-0918189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 West Pinhook Rd., Suite A, Lafayette, LA	70503
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (337) 233-1307

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 8, 2010, LHC Group, Inc. (the "Company"), one of the largest providers of home health services in the United States, announced that it had signed a definitive agreement to acquire 100% of the assets of Hutcheson Home Health located in Fort Oglethorpe, Georgia.

The primary service area of this joint venture spans six counties in Georgia, which is a Certificate of Need (CON) state. The estimated population of the service area is 322,000, with almost 12% over the age of 65. Net revenue for the Fort Oglethorpe, Georgia, agency during the most recent 12 months was approximately $3.5 million. This acquisition is expected to be completed on March 1, 2010, and the 2010 earnings impact will be reflected in LHC Group's full year 2010 guidance, which will be discussed during the Company's 2009 year end earnings conference call.

LHC Group also announced today that it has entered into a home health joint venture with Hardin Medical Center, a 58-bed regional healthcare facility located in Savannah, Tennessee.

The primary service area of this joint venture spans six counties in Tennessee, which is a Certificate of Need (CON) state. The estimated population of the service area is 104,000, with almost 17% over the age of 65. Net revenue for the Savannah, Tennessee, agency during the most recent 12 months was approximately $1.1 million. This joint venture was completed on February 1, 2010, and the 2010 earnings impact will be reflected in LHC Group's full year 2010 guidance, which will be discussed during the Company's 2009 year end earnings conference call.

Certain matters discussed in this Current Report on Form 8-K constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements about the impact of the acquisition on LHC Group's earnings. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including changes in reimbursement, changes in government regulations, changes in relationships with referral sources, increased competition for LHC Group's services, increased competition for joint venture and acquisition candidates, changes in the interpretation of government regulations, and other risks set forth in Item 1A. Risk Factors in LHC Group's Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission. LHC Group undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

EXHIBIT NO.	DESCRIPTION
99.1	Press Release dated February 8, 2010.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LHC Group (Registrant)
February 8, 2010 (Date)	/s/ PETER J. ROMAN Peter J. Roman Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION
99.1	Press Release dated February 8, 2010.